Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and six months ended June 30, 2014 and 2013	3

Balance Sheet as of June 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the six months ended June 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating Revenues	$14,289	$12,906	$57,397	$43,150

Operating Expenses
Operation
Natural gas purchased	5,715	5,695	29,219	20,797
Operation and maintenance	5,422	4,202	12,250	8,240
Depreciation and amortization	2,033	1,748	4,485	3,486
Taxes - other than income taxes	775	652	1,517	1,375
Total Operating Expenses	13,945	12,297	47,471	33,898
Operating Income	344	609	9,926	9,252

Other Income and (Deductions), net	206	246	153	464

Interest Charges, net
Interest on long-term debt	869	699	1,740	1,398
Other interest, net	(1)	1	1	5
	868	700	1,741	1,403
Amortization of debt expense and redemption premiums	34	30	63	59
Total Interest Charges, net	902	730	1,804	1,462

Income (Loss) Before Income Taxes	(352)	125	8,275	8,254

Income Taxes	(149)	38	3,250	3,215

Net Income (Loss)	$(203)	$87	$5,025	$5,039

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net Income (Loss)	$(203)	$87	$5,025	$5,039
Other Comprehensive Income (Loss)	4	(26)	8	(28)
Comprehensive Income (Loss)	$(199)	$61	$5,033	$5,011

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$19,645	$6,890
Accounts receivable less allowance of $1,500 and $1,058, respectively	9,473	7,561
Unbilled revenues	864	6,254
Current regulatory assets	4,444	9,563
Natural gas in storage, at average cost	2,338	3,457
Materials and supplies, at average cost	834	691
Prepayments	99	220
Other	1,591	1,591
Total Current Assets	39,288	36,227

Other Investments	1,105	1,166

Net Property, Plant and Equipment	124,473	124,329

Regulatory Assets	32,785	35,666

Deferred Charges and Other Assets
Unamortized debt issuance expenses	917	803
Goodwill	51,933	51,933
Other	211	90
Total Deferred Charges and Other Assets	53,061	52,826

Total Assets	$250,712	$250,214

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	4,499	5,766
Accrued liabilities	2,227	6,253
Deferred income taxes	1,777	3,534
Interest accrued	871	871
Taxes accrued	9,855	4,020
Total Current Liabilities	21,622	22,837

Deferred Income Taxes	21,827	25,685

Regulatory Liabilities	28,199	28,084

Other Noncurrent Liabilities
Pension accrued	5,239	4,759
Environmental remediation costs	6,094	6,092
Other	7,274	4,265
Total Other Noncurrent Liabilities	18,607	15,116

Commitments and Contingencies

Capitalization
Long-term debt	47,621	48,089

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	6,745	4,320
Accumulated other comprehensive loss	(4)	(12)
Net Common Stock Equity	112,836	110,403

Total Capitalization	160,457	158,492

Total Liabilities and Capitalization	$250,712	$250,214

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$5,025	$5,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,548	3,545
Deferred income taxes	(3,192)	(1,610)
Pension expense	552	955
Regulatory activity, net	3,371	4,340
Other non-cash items, net	499	499
Changes in:
Accounts receivable, net	(2,354)	1,306
Unbilled revenues	5,190	1,285
Prepayments	1,912	207
Natural gas in storage	1,119	1,160
Accounts payable	(425)	(2,093)
Interest accrued	(38)	-
Taxes accrued/refundable, net	5,835	4,590
Accrued liabilities	(4,026)	(799)
Accrued pension	1,749	(910)
Other assets	(2,032)	850
Other liabilities	1,432	136
Total Adjustments	14,140	13,461
Net Cash provided by Operating Activities	19,165	18,500

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(3,810)	(4,331)
Other	-	(3)
Net Cash (used in) Investing Activities	(3,810)	(4,334)

Cash Flows from Financing Activities
Payment of common stock dividend	(2,600)	(3,960)
Intercompany payable	-	(7,000)
Net Cash provided by Financing Activities	(2,600)	(10,960)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	12,755	3,206
Balance at beginning of period	6,890	2,032
Balance at end of period	$19,645	$5,238

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$-	$59

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2013	100	$-	$106,095	$4,320	$(12)	$110,403

Net income				5,025		5,025
Other comprehensive income, net of deferred income taxes					8	8
Payment of common stock dividend				(2,600)		(2,600)
Balance as of June 30, 2014	100	$-	$106,095	$6,745	$(4)	$112,836